UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 24, 2009
Federal National Mortgage Association
(Exact name of registrant as specified in its charter)

Federally chartered corporation	000-50231	52-0883107
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

3900 Wisconsin Avenue, NW	20016
Washington, DC	(Zip Code)
(Address of principal executive offices)
Registrant’s telephone number, including area code: 202-752-7000
(Former Name or Former Address, if Changed Since Last Report):
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
The information required by this Item is incorporated into this Item 1.01 by reference to the section captioned “Amendment to Senior Preferred Stock Purchase Agreement” under Item 8.01 below.
Item 8.01 Other Events.
Amendment to Senior Preferred Stock Purchase Agreement
As previously disclosed, Fannie Mae (formally known as the Federal National Mortgage Association), through the Federal Housing Finance Agency (“FHFA”), in its capacity as conservator, and the United States Department of the Treasury (“Treasury”) entered into a senior preferred stock purchase agreement. We describe the terms of the amended and restated senior preferred stock purchase agreement and the covenants it contains in “Part I—Item 2—MD&A—Executive Summary—Amendment to Senior Preferred Stock Purchase Agreement” in our Form 10-Q for the quarter ended March 31, 2009 and “Part I—Item 1—Business—Conservatorship, Treasury Agreements, Our Charter and Regulation of Our Activities—Treasury Agreements—Covenants Under Treasury Agreements” in our Form 10-K for the year ended December 31, 2008.
Treasury and FHFA, acting on our behalf in its capacity as our conservator, entered into a second amendment to the amended and restated senior preferred stock purchase agreement between us and Treasury, dated as of December 24, 2009. The amendment revised the terms of the senior preferred stock purchase agreement, as amended and restated, in the following ways:
•	Treasury’s maximum funding commitment to us under the agreement was increased from $200 billion to the greater of (a) $200 billion or (b) $200 billion plus the cumulative amount of our net worth deficit (the amount by which our total liabilities exceed our total assets) as of the end of any and each calendar quarter in 2010, 2011 and 2012, less any positive net worth as of December 31, 2012.
•	The definition of mortgage assets was revised to clarify that the measurement is based on the unpaid principal balance of such assets.
•	The agreement continues to provide that the maximum allowable amount of mortgage assets we may own on December 31, 2009 is $900 billion; however the covenant requiring us to reduce our mortgage assets was revised to be based on the maximum amount that we may own rather than the actual amount of our mortgage assets. As revised, beginning on December 31, 2010 and each year thereafter, we are required to reduce our mortgage assets to 90% of the maximum allowable amount that we were permitted to own as of December 31 of the immediately preceding calendar year, until the amount of our mortgage assets reaches $250 billion. Accordingly, the maximum allowable amount of mortgage assets we may own on December 31, 2010 is $810 billion.

•	The definition of indebtedness was revised to clarify that the measurement is based on par value for purposes of our debt cap.
•	The agreement continues to provide that it does not give effect to any change that may be made in respect of SFAS No. 140, Accounting for Transfer and Servicing of Financial Assets and Extinguishments of Liabilities (a replacement of FASB Statement No. 125), and was revised to clarify that it does not give effect to any change that may be made subsequent to this amendment in respect of SFAS No. 166, Accounting for Transfers of Financial Assets, or SFAS No. 167, Amendments to FASB Interpretation No. 46(R), or any similar accounting standard, for purposes of evaluating our compliance with the limitation on the amount of mortgage assets we may own or our debt cap.
•	The date on which we are required to begin paying a periodic commitment fee to Treasury on a quarterly basis was changed from March 31, 2010 to March 31, 2011. The periodic commitment fee, which will accrue from January 1, 2011, will be determined by or before December 31, 2010 and will be reset every five years. The agreement continues to provide that the periodic commitment fee will be mutually agreed upon by Fannie Mae and Treasury, and that Treasury may waive the fee for up to one year at a time, in its sole discretion, based on adverse conditions in the U.S. mortgage market.
A copy of the Second Amendment to the Amended and Restated Senior Preferred Stock Purchase Agreement is filed as Exhibit 4.1 to this report and incorporated herein by reference. The description of the amendment herein is qualified in its entirety by reference to the full text of the amendment filed as Exhibit 4.1 to this report.
Treasury Update
On December 24, 2009, Treasury issued an update on initiatives established under the Housing and Economic Recovery Act of 2008 (“HERA”). As part of this update, Treasury announced that its GSE mortgage-backed securities purchase program will end on December 31, 2009, the expiration date of its authority to purchase these securities under HERA. Treasury also stated that the Treasury credit facility, which we entered into in September 2008, will terminate on December 31, 2009, in accordance with its terms. In addition, Treasury announced that it expects to provide a preliminary report, relating to longer term reform of the federal government’s role in the housing market, around the time President Obama releases his fiscal 2011 budget in February 2010.
A copy of Treasury’s update is attached as Exhibit 99.1 to this report.
Item 9.01 Financial Statements and Exhibits
(d) The exhibit index filed herewith is incorporated herein by reference.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
FEDERAL NATIONAL MORTGAGE ASSOCIATION

By	/s/ Michael J. Williams
Michael J. Williams
President and Chief Executive Officer

Date: December 30, 2009

EXHIBIT INDEX
The following exhibit is submitted herewith:

Exhibit Number	Description of Exhibit

4.1	Second Amendment to Amended and Restated Senior Preferred Stock Purchase Agreement, dated as of December 24, 2009, between the United States Department of the Treasury and Federal National Mortgage Association, acting through the Federal Housing Finance Agency as its duly appointed conservator

99.1	December 24, 2009 Treasury update